SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

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OAK RIDGE ENERGY TECHNOLOGIES, INC.

3046 E. Brighton Place

Salt Lake City, Utah  84121

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Oak Ridge Energy Technologies, Inc., a Colorado corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding an amendment to our Articles of Incorporation.  The amendment would amend Article IV of our Articles of Incorporation to increase our authorized common stock from three hundred and fifty million (350,000,000) shares to five hundred million (500,000,000) shares, while retaining the current par value of our authorized shares at one mill ($0.001) per share.

This amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors, and our principal stockholders, Precept Fund Management SPC (“Precept”) for and on behalf of Prescient Fund Segregated Portfolio (“Prescient SP”), which owns 115,413,888 shares of our common stock or approximately 83.86% of our outstanding voting securities; and Precept for and on behalf of Precept Fund Segregated Portfolio (“Precept Fund”), which owns 11,000,000 shares of our common stock or approximately 7.99% of our outstanding voting securities (the “Majority Stockholders”).  No other votes are required or necessary to adopt this amendment to our Articles of Incorporation, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.

This amendment to our Articles of Incorporation will be filed and will become effective on the opening of business on September 29, 2014, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.  This amendment to our Articles of Incorporation is the only matter covered by our Information Statement.

APPROXIMATE DATE OF MAILING: September 8, 2014.

The following constitutes the full text of the amendment to our Articles of Incorporation:

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000 shares of common stock of a par value of one mill ($0.001) per share.  Common shares of the Corporation shall carry with them no preemptive right to acquire other or additional shares of the Corporation; and there shall be no cumulative voting of shares.

REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our Articles of Incorporation currently authorize the issuance of up to 350,000,000 shares of common stock having a par value of one mill ($0.001) per share, and there are currently 137,630,555 of such shares issued and outstanding.  Our Board of Directors and the Majority Stockholders believe that an increase in the number of our authorized shares to 500,000,000 shares will provide the Company with a sufficient number of available shares for various corporate purposes, including the sale of common stock and securities convertible into common stock, as well as the issuance for potential acquisitions, share dividends, the granting of options or warrants and issuances under compensatory plans that may be adopted by us in the future.  As of the date hereof, we are not party to any agreement or arrangement by which any of the newly authorized shares will be issued.

The increase in our authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, even though our Majority Stockholders presently own approximately 91.85% of our currently outstanding voting securities.  Our ability to issue the increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that could result from a transaction of this type.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, our Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by an increase in our authorized common stock outweighs any potential disadvantages. Our Board of Directors and the Majority Stockholders have adopted the resolutions necessary to increase our authorized shares with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

Our issuance of any additional shares of our common stock may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment of our Articles of Incorporation to increase our authorized common shares will not have any material effect on our business operations or reporting requirements with the Securities and Exchange Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendment.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on August 28, 2014, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 137,630,555 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of August 28, 2014, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 137,630,555 outstanding shares of our common stock.

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned	Of Class(1)

Officers and Directors

Stephen J. Barber(2)	CEO	126,413,888(2)	91.85%
	Director

Mark L. Meriwether	Vice President	850,669(3)	0.78%
3046 E. Brighton Place	Director
Salt Lake City, Utah 84121

Armin Weiland	Director	0	0%

Directors (Three) as a Group:		127,264,557	92.63%

Principal Stockholders:

Precept for Prescient SP		115,413,888	83.86%

Precept for Precept Fund		11,000,000	7.99%

(1) Percentages are based on 137,630,555 shares of our common stock being outstanding on the record date of August 25, 2014.

(2) Stephen J. Barber, our CEO and a director, is the 100% beneficial owner and a director of Precept Asset Management Limited (“PAML”), which is the investment manager of Precept, Prescient SP and Precept Fund. Prescient SP and Precept Fund are the beneficial owners of the majority of our common stock and are the Majority Stockholders referenced herein; however, as the investment manager for Precept, Prescient SP and Precept Fund, PAML has been delegated the authority to make investment decisions on behalf of Precept, Prescient SP and Precept Fund, and may also be deemed to be the beneficial owner of these shares.

(3) Mr. Meriwether directly owns 815,000 shares of our common stock and 35,669 shares of our common stock indirectly by an entity owned by Mr. Meriwether.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days.  Any securities not outstanding, which are subject to such options, warrants or conversion privileges exercisable within 60 days, are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.  SEC Rule 13d-3 has been taken into account in the foregoing computations, except as follows:  At June 30, 2014, Expedia Holdings Limited (“Expedia”), one of our creditors, was owed a principal balance of $2,000,000, plus interest of $171,658 to such date, on our loan from Newmark Investments Limited (the “Newmark Loan”).  Expedia is a founder, the beneficial owner and is the successor of Newmark, by assignment dated January 16, 2014, to the Newmark Loan and under an amended Loan Agreement dated February 24, 2014.  The amended Loan Agreement reflects the assignment of the Newmark Loan to Expedia and the granting of a security interest to Expedia in our equipment and our thin film battery intellectual property.  The total of the Newmark Loan or any part thereof can be converted to fully paid shares of our common stock at Expedia’s request; and our shares issued on any such conversion will be issued at a 50% discount of the volume weighted average price (“VWAP”) of our common stock on the OTCBB or the principal nationally recognized U.S. market on which our shares of common stock publicly trade, for the 50 day VWAP prior to any such conversion, provided however, notwithstanding the foregoing, the minimum conversion price shall not be less than US$0.20 per share, which was the approximate trading price of our common stock on the OTCBB at the time of the first advance to us under the Newmark Loan in November, 2012.  The conversion right is in the discretion of Expedia, and can only be made at the end of the loan term, which is presently August 31, 2014.  It is highly unlikely that Expedia will convert the loan to purchase shares of our common stock as it conveyed its entire ownership of 80,000,000 shares of our common stock that it acquired on January 16, 2014, in a distribution from Newmark, which was wholly-owned by Expedia, to Prescient SP, on March 31, 2014, for an interest in Prescient SP.  Using the amount of principal and interest due on June 30, 2014, and computing the VWAP at and as of such date, we have concluded that the VWAP was $0.67168 on such date, which would equal 6,467,117 shares that could have been acquired in conversion of the Newmark Loan on such date, based upon 50% of the VWAP as being the conversion price.  These shares have not been included in these computations because the record date for determining stockholders who would have been entitled to vote on the matters presented in this Information Statement is August 28, 2014, and we believe that no such conversion will take place on or before such date. Further, even if the loan was converted, such ownership would have no effect on the action taken by the Board of Directors or and the Majority Stockholders to effect the proposed amendment because of the percentage of ownership of our outstanding voting securities by the Majority Stockholders.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of us; however we are constantly looking for acquisitions that would be beneficial to us, and any such transaction that was completed may or may not result in a change in control of our Company, especially when the present ownership of Prescient SP and Precept Fund are considered, which collectively amount to approximately 91.85% of our outstanding voting securities at August 28, 2014.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Colorado Law

The Colorado Revised Statutes comprising the Colorado General Corporation Law provide that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 7-108-202 and 7-107-104, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.  Article XIII of our Articles of Incorporation and Article III, Section 13, of our Bylaws, also allow such action by stockholders, subject to such persons owning the required number of voting securities necessary to adopt any such action that would otherwise be required to be submitted to a meeting of stockholders.

Resolutions to effect the amendment to our Articles of Incorporation were unanimously adopted by our Board of Directors and the Majority Stockholders on August 28, 2014.  The Majority Stockholders owned approximately 91.85% of our outstanding voting securities on that date, well in excess of the required majority vote.  No other votes or consents are required or necessary to effect the amendment to our Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Articles of Incorporation will be on the opening of business on September 29, 2014, or a date that is 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of the amendment with the Colorado Secretary of State.

NOTICE

OUR BOARD OF DIRECTORS, ALONG WITH THE MAJORITY STOCKHOLDERS OF OUR COMPANY, HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AND BY VIRTUE OF OUR MAJORITY STOCKHOLDERS OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES, OR OVER A MAJORITY OF SUCH SHARES, NO FURTHER CONSENTS, APPROVALS, VOTES OR PROXIES ARE NEEDED TO EFFECT THIS AMENDMENT UNDER COLORADO LAW, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: August 26, 2014	/s/ Stephen J. Barber
Stephen J. Barber, CEO